CONSENT OF INDEPENDENT AUDITORS



  We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our reports dated February 4, 1999 for Core Value Portfolio, Founders Growth Portfolio, Founders International Equity Portfolio, Founders Passport Portfolio, and MidCap Stock Portfolio, each a Portfolio of Dreyfus Investment Portfolios, which are incorporated by reference in this Registration Statement (Form N-1A 333-47011) of Dreyfus Investment Portfolios.



                                            ERNST & YOUNG LLP

  New York, New York
  December 14, 1999